                                                                    EXHIBIT 10.9

                          MASTER DISTRIBUTOR AGREEMENT

         This Agreement is entered into on April 1, 1999 (the "Effective Date") by and between Digital Microwave Corporation ("Manufacturer") having its principal place of business at 170 Rose Orchard Way, San Jose, California 95134 and Wireless Inc, ("Distributor") having its principal place of business at 19 Davis Drive, Belmont, CA 94002-3001.

1.0 PRODUCTS. Wherever used herein, the term "Products" shall mean only those products which are specifically identified in Exhibit A attached hereto.

2.0     APPOINTMENT/TERRITORY/DISTRIBUTION.

2.1 APPOINTMENT. Except for customers specifically excluded and identified in Exhibit B attached hereto, Manufacturer hereby appoints Distributor and Distributor hereby accepts the appointment, as the nonexclusive distributor for the Products within the Territory described in Exhibit B. Distributor agrees not to sell or represent any products that compete with Manufacturer's products.

2.2 EXCLUSIVITY. Distributor will not have any exclusivity to a customer in the Territory, except as set forth in Exhibit B. Manufacturer may appoint more than one distributor or sales representative or may sell direct to the customer. If more than one distributor is appointed, Manufacturer will support all distributors equally, including the furnishing of any distributor price lists or discounts.

2.3 PUBLIC TENDERS. If only one distributor is allowed to bid for Manufacturer in a public tender, Manufacturer will decide which distributor will submit the bid.

2.4 OTHER DISTRIBUTORS. It is Manufacturer's intent that there will be only one Distributor involved with a customer or project. If a customer does go out for bids to more than one distributor, then it is the customer's option to award the contract or purchase order.

3.0 TERM. Except as provided in the section of this Agreement entitled "Termination", this Agreement shall remain in effect for a period of one (1) year from the Effective Date. At the end of such one (1) year period, this Agreement shall automatically expire unless expressly renewed in writing. During the term of this Agreement, in the event it is desirable that Manufacturer sell directly to a customer, the Terms of Sales Representative Agreement set forth in Exhibit D shall apply in lieu of those in Articles 5, 6.1, 7, 8, 10, and 11 and Sections 14.2 and 14.3.

4.0      DUTIES OF DISTRIBUTOR.

4.1 EFFORTS. Distributor shall use its best efforts to introduce and promote the sales of Products. Distributor shall devote as much time and attention as shall be necessary to properly conduct such activities, take actions as Manufacturer advises will be helpful to that end, and conduct its activities in accordance with general instructions as Manufacturer may issue from time to time.

[*] CERTAIN INFORMATION OF THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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4.2.     ORGANIZATION. Distributor shall maintain at all times
business office facilities, a private fax, mailing lists and facilities for catalog distribution. The Distributor shall provide after sales support to customers within the Territory and shall coordinate between customers and Manufacturer as is customary in the telecommunications industry.

4.3 RETURNS. Distributor shall make no allowance or adjustments in accounts, or authorize any customer to return any Products, unless given specific advance "Return Material Authorization" (RMA) in writing by Manufacturer to do so.

4.2 QUOTATIONS. Distributor agrees to send copies of all quotations (non-private label) to Manufacturer for prior approval by the appropriate Country Manager upon request. All products will be distributed as a Manufacturer branded product unless otherwise agreed

4.4 POINT OF SALE REPORTS. Distributor agrees to send to Manufacturer a monthly detailed report which includes the customer name, address, type of Equipment sold, quantity and sales price.

4.6 REGISTRATION. All accounts, including private label products, shall be registered with the appropriate Manufacturer's Country Manager and Corporate Sales Organization. The list of all active accounts, including those in backlog or forecast, is set forth in Schedule E. The list of existing distributors of Distributor is also set forth in Exhibit E.

4.7 FORECASTS. Distributor agrees to provide a quarterly forecast of the business opportunities. The forecast should be by account, name of country, product and quantity and total dollars.

4.8 SUB-DISTRIBUTORS. Distributor shall not appoint any sub-distributors or representatives within the Territory without the consent of Manufacturer, which consent may be arbitrarily withheld. Any such attempt shall be deemed a breach of this Agreement, and Distributor waives the notice period provided in Section 13.1.2.

5.0     ORDER ACCEPTANCE AND DELIVERY.

5.1 ORDERS. Deliveries by Manufacturer shall only be made after written purchase orders under this Agreement are received by Manufacturer from Distributor. Any purchase order received by Manufacturer associated with written prior approval will be deemed acceptable by Manufacturer. Such orders shall specify the items to be delivered, the quantity and the prices, and the requested delivery schedule.

5.2 SCHEDULES. All orders in Section 5.1 above shall become binding on Manufacturer only upon acceptance in writing by Manufacturer, which acceptance shall acknowledge the delivery dates of the orders. Unless frequency/channel plans are provided by Distributor with the placement of the order, Distributor shall provide such plans at or before a time, as determined by Manufacturer, prior to the delivery as acknowledged by Manufacturer. Failure of Distributor to timely meet this obligation shall be cause for adjustment to the schedule and/or contract prices.


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5.3     DELIVERY. Shipments are made F.O.B. point of shipment, freight collect.
Title passes to Distributor and Distributor assumes risk of loss upon delivery to the carrier at the F.O.B. point, the carrier acting as Distributor's agent. Absent specific instructions from Distributor in selecting a carrier, Manufacturer will exercise its own discretion.

5.4 CANCELLATION. Items scheduled for shipment within thirty (30) days of the receipt of Distributors notice of cancellation or rescheduling may not be terminated or rescheduled and must be accepted and paid for at the agreed upon prices. Otherwise Distributor may terminate an order upon payment of all Distributor reasonably incurred costs, including profit, which are allocable to the terminated portion of the order.

6.0      COMPENSATION.

6.1 PRICES AND PAYMENTS. All prices and amounts paid under this Agreement are in United States dollars. Such amounts in the United States are payable in accordance with Exhibit C. Manufacturer may elect to make partial shipments and bill Distributor upon delivery of each shipment.

6.2 EXPENSES. Distributor shall have no right to any compensation from Manufacturer for services rendered pursuant to this Agreement or for the reimbursement of any expenses, incurred by Distributor, including, but not limited to, travel to Manufacturers facilities for training.

7.0 LICENSES AND PERMITS. Manufacturer shall have no responsibility for the securing of permits, licenses or other local, state or federal governmental approvals required in connection with any purchases hereunder.

8.0 PRODUCT ACCEPTANCE. Unless otherwise agreed, Distributor's acceptance of Products shall be deemed complete if Distributor fails to notify Manufacturer in writing of its rejection of Products within thirty (30) days from shipment.

9.0 CONFIDENTIALITY. If either party hereto receives from the other party written information which is marked "Confidential" or "Proprietary", the receiving party agrees not to use such information except in the performance of this Agreement, and to treat such information in the same manner as it treats its own confidential information for a period of three (3) years from the date of disclosure. The obligation to keep information confidential shall not apply to or shall cease to apply to any information that: (i) is already rightfully in the possession of Distributor, (ii) is or becomes publicly available through no wrongful act of Distributor, (iii) is rightfully received by Distributor from a third party without an obligation of confidentiality to Manufacturer, (iv) is disclosed to a third party by Manufacturer without restriction; or (v) is approved for release by written authorization of Manufacturer. Without limiting the foregoing, it is agreed that all communications between Manufacturer and Distributor relating to bidding or sales activities of the Distributor are confidential.

10.0 LIMITED WARRANTY. MANUFACTURER warrants to Distributor at the time of delivery


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that the equipment will be free from defects in material and workmanship under normal use and service. Manufacturer's sole obligation under this Warranty is limited to replacing or repairing, at its option, at its factory, any equipment which is returned to Manufacturer, transportation, duties, and taxes prepaid, *. In the case of Equipment not of Manufacturers own manufacture, the warranty under the terms of this Paragraph is available only for a period of one (1) year after delivery. Manufacturer shall return the equipment to Distributor freight prepaid. THIS WARRANTY IS EXPRESSED IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON THE PART OF MANUFACTURER AND IT NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR MANUFACTURER ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF EQUIPMENT. IN NO EVENT WILL MANUFACTURER BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF MANUFACTURER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This Warranty does not apply to any of such Equipment which shall have been repaired or altered, except by Manufacturer, or which shall have been subjected to misuse, negligence, or accident or operation outside the environmental specifications. Repairs or replacements of Equipment made during the warranty period or thereafter will be warranted, as provided above, for the remainder of the original warranty period or for ninety days from the date of return, as applicable, whichever is longer.

11.0 PATENT INFRINGEMENT. Manufacturer will defend any action, including a claim or suit, against Distributor claiming that Products infringe any patent, and will pay all costs and damages finally awarded in any such action, provided that Manufacturer is notified promptly in writing of the action and at Manufacturer's request and at its expense is given control of such action and all requested information and assistance to settle or defend the same. Should use of Products be enjoined as a result of such action, then Manufacturer shall in a reasonable time either: (a) obtain for Distributor the right to continue to use the Products; (b) modify or replace the Products with noninfringing Products; or (c) request the return of the Products and upon their return refund the value of the Products as amortized over a presumed five (5) year depreciation period, as well as transportation costs. Manufacturer shall have no obligation to defend any claims arising out of combinations of the Products when used in combination with other products not supplied by Manufacturer. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF MANUFACTURER FOR PATENT INFRINGEMENT AND IS IN LIEU OF ANY OTHER WARRANTY AGAINST INFRINGEMENT OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY.

12.0 DAMAGE LIMITATION. INDEPENDENTLY OF ANY OTHER LIMITATION HEREOF AND REGARDLESS OF WHETHER THE PURPOSE OF ANY REMEDY SET FORTH HEREIN IS SERVED, IT IS AGREED THAT IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT.

13.0     TERMINATION AND CONSEQUENCES.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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13.1     TERMINATION. This Agreement may be terminated by either party as follows:

         13.1.1 CONVENIENCE. For any reason upon ninety (90) days prior written notice.

         13.1.2 BREACH. Upon breach of a material provision by the other party and such party does not cure such breach within thirty (30) days after notice from the terminating party.

         13.1.3 INSOLVENCY. Immediately should the other party (a) become insolvent; (b) make an assignment for the benefit of creditors; (c) file or have filed against it a petition in bankruptcy or seeking reorganization; (d) have a receiver appointed; (e) institute any proceedings for liquidation or winding up.

13.2     CONSEQUENCES

         13.2.1 SOLICITATION. Manufacturer shall have the right after any termination of this Agreement to deal with, and solicit orders from any and all persons who dealt with or placed orders with Distributor without liability of any kind to Distributor.

         13.2.2 PRODUCTS. Unless Manufacturer terminates the Agreement under
         Section 13.1.2 or 13.1.3 above, Manufacturers only obligation to sell Products to Distributor are those Products which Distributor is contractually obligated to furnish to a customer subject to Manufacturer having previously agreed to such sales on a case by case basis.

         13.3.2 ORDERS. For termination under 13.1.2 or 13.1.3 above, the terminating party may terminate any outstanding orders placed hereunder and cease all performance.

13.3 SURVIVAL. The obligations and duties trader Sections 6, 9, 10, 11, 12, 13.2, and 14.5 shall survive and remain in effect beyond any expiration or termination hereof.

14.0     GENERAL.

14.1 AGENCY. Neither party shall have, nor shall represent that it has, any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf the other party or in the other parties name except as expressly set forth herein. Nothing stated in this Agreement shall be construed as constituting Manufacturer and Distributor as partners, or as creating the relationships of employer and employee, franchiser and franchisee, master and servant, or principal and agent between the parties hereto.

14.2 TAXES. All prices set forth in this Agreement are exclusive of any sales, use, excise, property or any other taxes imposed by any government applicable to the sales, use, or delivery of the Products, including import duties and withholding taxes, now or hereafter enacted, all of which will be paid by Distributor separately or added by Manufacturer to the invoice where Manufacturer is required by law

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to collect the same, unless Distributor provides Manufacturer with a proper tax-exemption certificate.

14.3 FORCE MAJEURE. The failure of either party to perform any obligation otherwise due as a result of governmental action, law, order, regulation, direction or request, or as a result of events, such as war, act of public enemy, strike or other labor disturbance, delays of subcontractors, fire, flood, acts of God or any causes of like or different kind beyond the control of the Manufacturer is excused for so long as said cause exists to the extent such failure is caused by any such event.

14.4 TRADEMARKS. The name, Digital Microwave Corporation, and any trademarks, trade names and logos associated with Manufacturer's Products may only be used as authorized in writing by Manufacturer.

14.5 PUBLICITY. All notices to third parties and all other publicity concerning this Agreement or using either parties name must be approved in writing in advance by the other party, such approval not to be unreasonably withheld. The parties hereto further agree that neither party shall disclose either the existence, the terms or conditions, or the subject matter of this Agreement without prior written consent of the other party.

14.6 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto.

14.7 GOVERNING LAW. This Agreement is deemed entered into in San Jose, California, and shall in all respects be governed by and construed under the laws of the state of California as such laws are applied to agreements between California residents entered into and performed entirely within California. Any litigation or other dispute resolution between the parties relating to this Agreement will take place in Santa Clara County, California.

14.8 COMPLIANCE WITH LAW. Distributor warrants with respect to any export of Manufacturer Products that Distributor will comply fully with the export control laws and regulations of the United States Government.

14.9 CORRUPT PRACTICES. Distributor agrees to comply in all respects with the U.S. Foreign Corrupt Practices Act of 1977 (FPCA), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect in connection with obtaining or maintaining contracts or orders hereunder.

14.10 ASSIGNMENT. Neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party except to a successor in ownership of all or substantially all of the assets of the assigning party and provided further that the successor shall expressly assume in writing the performance of all of the terms and conditions of this Agreement to be performed by the assigning party.


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14.11    WRITTEN NOTICE. Written notice provided for any reason pursuant to this
Agreement shall be effective as of the date of mailing when sent to the other party via registered or certified mail, return receipt requested to the address shown below:

 To Manufacturer                                     To Distributor

 Digital Microwave Corp.                             Wireless Inc.
 170 Rose Orchard Way                                5452 Betsy Ross Dr.
 San Jose, CA 95134                                  Santa Clara, CA  95054-1101
 Attn: C.F.O.                                        Attn: CFO

14.12 WAIVER. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

14.13 SEVERABILITY. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions thereof.

14.14 DISPUTES. The Vice Presidents of Sales of both parties will arbitrate all issues that cannot be settled at a lower level in the organizations.

14.15 INTEGRATION. This Agreement embodies the entire understanding of the parties as it relates to the subject matter hereof. This Agreement supersedes any prior agreements or understandings between the parties as to this subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by an officer of each party.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective corporate names.

DIGITAL MICROWAVE CORPORATION               DISTRIBUTOR

By       /s/ Ryan Panos                     By     /s/ Donald MacLeod
   --------------------------------------     ----------------------------------

Title    VP Global Accounts                 Title  Sr. Vice President Sales &
                                                   Marketing
     ------------------------------------        -------------------------------

Date     April 16, 1999                     Date   Aug 10, 1999
     ------------------------------------        -------------------------------


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                               EXHIBIT A: PRODUCTS

PRODUCTS               DISTRIBUTION/REPRESENTATIVE                 PRIVATE LABEL
--------               ---------------------------                 -------------
Altium                 YES                                         NO
Spectrum II            YES                                         NO
XP-4                   YES                                         YES
XP-2 (Dart)            YES                                         YES
DXR-100                YES                                         NO
DXR-200                YES                                         NO
DXR-700                YES                                         NO




                         EXHIBIT B: TERRITORY/CUSTOMERS





[*]




[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                            EXHIBIT C: PAYMENT TERMS

THE APPROPRIATE PAYMENT TERM IS TO BE INSERTED AFTER CREDIT APPROVAL.

All invoices are due and payable thirty (30) days from the date of invoice, subject to a $750,000 credit limit.


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               EXHIBIT D: TERMS OF SALES REPRESENTATIVE AGREEMENT

4.0     DUTIES OF REPRESENTATIVE

4.7 QUOTATIONS. Representative shall quote only such prices, terms and conditions and make only such representations about the Products, including but not limited to any warranty, as are expressly authorized in writing by Manufacturer.

4.8 COLLECTION. Representative shall forward immediately to Manufacturer any and all monies or remittances in any form which may be sent to it by Customers or accounts in the Territory in payment of Manufacturer invoices. Representative shall assist Manufacturer, upon Manufacturers request, in the collection of overdue accounts by making available to Manufacturer all data regarding any Customer to which Representative may reasonably have access.

5.0     ORDER ACCEPTANCE AND SHIPMENT

5.1 ORDERS. All orders solicited by Representative shall become binding on Manufacturer only upon acceptance in writing by Manufacturer. Manufacturer may, at any time, reject any order submitted by Representative or any Customer and shall have no liability to Representative as a result of its rejection of any such orders.

5.2 SHIPMENTS. All Products for which orders are accepted by Manufacturer will be shipped and billed by Manufacturer directly to the Customer. All payments shall be made directly to Manufacturer. Representative shall have no authority to collect funds or accept payment of any invoices issued by Manufacturer.

5.3 CHANGES. Manufacturer may change or withdraw any quotation made by it, or acceptance of any order, at any time without obtaining the consent of Representative, and Manufacturer shall have no liability to Representative, nor shall Representative be entitled to any compensation, by reason thereof.

6.0     COMPENSATION.

COMPENSATION. Representative's sole source of compensation shall be the commissions payable pursuant to the terms of this Agreement. Commission will be paid on the Net Sales within thirty (30) days after receipt of payment by Manufacturer of the proceeds of the sale to a customer in the Territory. As used in this Exhibit D, "Net Sales" means the gross sales revenue received by Manufacturer from the sale, lease or license of a product or any transfer thereof for value, accounted for in accordance with generally accepted accounting principles, after deduction for rebates, allowances, discounts, returns, freight, costs of packing, freight insurance, taxes, duties and similar charges, if any. Commissions shall be at the rate of *. Where DMC is calling on an account and decides that Representative's participation is involved, a commission will be payable at the rate of * for all orders booked in that account for a one year period.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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CREDITS. If any amount collected by Manufacturer is credited to a Customer because of a Product return or other reason (at the sole discretion of Manufacturer) commissions already paid to Representative on such amounts shall be returned to Manufacturer by Representative. Manufacturer may charge back such commissions against any monies which Manufacturer shall then or thereafter owe to Representative.


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                                    EXHIBIT E

                             LIST OF ACTIVE ACCOUNTS

                   List of Distributors Existing Distributors



                                      [*]







[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



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                                   EXHIBIT F

*  Unit Prices and Ordering Information






                                      [*]










[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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Price *
                                      [*]








[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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[DIGITAL MICROWAVE LETTERHEAD]

April 14, 2000

Wireless Inc.
5452 Betsy Ross Dr.
Santa Clara, CA 95054

Attn:          Mr. Bill Palumbo
               President & CEO

Subject:       Master Distributor Agreement extension

Reference:     DMC/Wireless MDA Dated 4/1/99



Dear Mr. Palumbo,

               Digital Microwave Corporation hereby extends the validity of the above referenced agreement for one (1) year as defined in paragraph 3.0 TERM. The Effective Date of the agreement will now be April 1, 2000 with termination scheduled for March 31, 2001 unless otherwise extended.



Regards,

/s/ Ryan Panos
----------------------------
Ryan Panos
Vice-PResident Global Accounts

RP/sm